Exhibit 10.1
The Orchard Enterprises, Inc. 2008 Stock Plan
(as approved by stockholders on June 4, 2008)
Preamble
The Digital Music Group, Inc. Amended and Restated 2005 Stock Plan is further amended and restated as set forth herein, and nothing herein is intended to substantively alter or adversely impact Awards previously granted.
Article 1
Purpose
The purpose of this plan is to recognize and reward participants for their efforts on the Company’s behalf, to motivate participants by appropriate incentives to contribute to the Company’s attainment of its long-term performance objectives, and to align participants’ interests with those of the Company’s other stockholders through compensation based on the performance of the Company’s common stock over a long-term period.
Article 2
Definitions
Award means an Option, SAR Award or Restricted Stock under the Plan.
Award Agreement means a written or electronic agreement between the Company and a Participant incorporating the terms of an Award to the Participant.
Board means the Company’s Board of Directors.
Change of Control is defined in Article 6.
Common Stock means the Company’s common stock, par value $.01 per share.
Committee is defined in Section 3.1. Unless the Board designates a different committee, the Compensation Committee of the Board shall serve as the Committee.
Company means The Orchard Enterprises, Inc., a Delaware corporation.
Consultant means any individual serving as a consultant, advisor or vendor rendering services to the Company or a Subsidiary.
Director means a member of the Board of Directors of the Company.
Eligible Person means, in respect of all types of Awards except ISOs, any Employee, Director or Consultant and, in respect of ISOs, any Employee.
Employee means a full-time employee of the Company or a Subsidiary.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Expiration Date means the last day on which an Option or SAR may be exercised.

Fair Market Value means, for a given day, the value of a share of Common Stock determined as follows:
(i) if the Common Stock is listed on any established stock exchange or a national market system, the last reported sales price of a share of Common Stock on such exchange or market system on the date of determination; and
(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Common Stock on the date of determination.
Grant Date means, in respect of an Award, the date that the Committee grants the Award or any later date that the Committee specifies as the effective date of the Award.
IRC means the Internal Revenue Code of 1986, as amended.
ISO means an incentive stock option described in § 422 of the IRC.
NSO means a nonstatutory stock option (i.e., a stock option that is not an ISO).
Option means an option to purchase shares of Common Stock granted to an Eligible Person under Article 5. An Option shall be either an ISO or a NSO as the Committee designates.
Participant means any Eligible Person who holds an Award under the Plan.
Plan means this plan, as it may be amended. The name of this Plan is the “The Orchard 2008 Stock Plan.”
post-Split basis means after giving effect to the one-for-three reverse stock split of the Common Stock, effective November 14, 2007.
Restricted Stock means shares of Common Stock issued to an Eligible Person under Article 5.
SAR, or stock appreciation right, means a contractual right to receive a payment representing the excess of the Fair Market Value of a share of Common Stock on the date that the right is exercised over the base price per share of the right.
SAR Award means an award of a Stand-Alone SAR or Tandem SAR to an Eligible Person under Article 5.
Series A Preferred Stock means the Company’s Series A Convertible Preferred Stock.
Stand-Alone SAR means an SAR that is not related to an Option.
Subsidiary means a “subsidiary corporation” as defined in § 424(f) of the IRC.
Tandem SAR means an SAR that is related to an Option.
Termination Date means the date of termination of employment of an Employee by the Company or a Subsidiary. A transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company or to another Subsidiary, shall not be considered a termination of employment, nor will transfer from full-time employment to a consulting agreement, provided that the terms of the consulting agreement are set forth in writing and such agreement is for one year or less (including all option periods).

Article 3
Administration
3.1 Committee
The Board of Directors shall designate a committee of the Board (the “Committee”) to administer the Plan. The Committee shall consist of two or more directors, all of whom shall be (i) “non-employee directors” as defined in Rule 16b-3 under the Exchange Act, (ii) “independent directors” under the applicable listing standards of the primary exchange or market on which the Company’s Common Stock is listed for trading, and (iii) “outside directors” under § 162(m) of the IRC. Unless otherwise determined by the Board, the members of the Compensation Committee of the Board shall constitute the Committee for purposes of this Plan.
3.2 Authority
Subject to the terms of the Plan, the Committee shall have the authority to select the Eligible Persons to whom Awards are to be granted and to determine the time, type, number of shares, restrictions, limitations and other terms and conditions of each Award.
The Committee may interpret the Plan, adopt, revise and rescind policies and procedures to administer the Plan, and make all factual and other determinations required for the Plan’s administration.
Awards under the Plan need not be uniform in respect of different Eligible Persons, whether or not similarly situated. The Committee may consider such factors as it deems relevant in selecting Eligible Persons for Awards and in determining their Awards.
The Committee’s determinations, interpretations and other actions shall be final and binding. No member of the Committee shall be liable for any action of the Committee undertaken in good faith.
3.3 Procedures
The Board shall elect a chairman for the Committee, and the Committee shall meet as necessary at the call of the chairman or any two members of the Committee or the Chairman of the Board of the Company. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee at a meeting at which a quorum is present shall be taken by majority vote.
A member of the Committee may participate in any meeting of the Committee by a conference telephone call or other means that enable all persons participating in the meeting to hear one another, and participation in this manner shall constitute his or her presence in person at the meeting. The Committee also may act by the unanimous written consent of its members.

Article 4
Plan Operation
4.1 Effective Date
This Plan shall be effective on December 31, 2005, a date that follows its approval by both the Board and the Company’s stockholders (the “Effective Date”). Awards may not be granted under the Plan prior to such date.
4.2 Term
This Plan shall have a term expiring on December 1, 2015 (but remaining in effect, however, for Awards outstanding as of that date). No Award may be granted under the Plan after its expiration.
4.3 Maximum Number of Shares
The maximum total number of shares of Common Stock for which Awards may be granted under this Plan is 1,000,000 shares (on a post-Split basis), plus an annual increase to be added on the first day of each of the Company’s fiscal years beginning in 2009 equal to the lesser of 250,000 shares (on a post-Split basis), (b) 5% of the number of shares of Common Stock outstanding on such date and (c) an amount determined by the Board.
The shares for which Awards may be granted shall be shares of Common Stock currently authorized but unissued or shares that the Company currently holds or subsequently acquires as treasury shares, including shares purchased in the open market or in private transactions.
4.4 Shares Available for Awards
The determination of the number of shares of Common Stock available for Awards under the Plan shall take into account the following:
(a) If an Option or SAR lapses or expires unexercised, the number of shares in respect of which the Option or SAR lapsed or expired shall be added back to the available number of shares of Common Stock for which Awards may be granted.
(b) If shares of Restricted Stock are repurchased by the Company pursuant to the terms of the Award, such repurchased shares shall be added back to the available number of shares of Common Stock for which Awards may be granted.
(c) If a SAR is settled in cash, the number of shares in respect of which the SAR was settled in cash shall not be added back to the available number of shares of Common Stock for which Awards may be granted.
(d) If the exercise price of an Option is paid by delivery of shares of Common Stock pursuant to Section 5.8, the number of shares of Common Stock issued upon exercise of Option, without netting of the shares of Common Stock delivered in payment of the exercise price, shall be taken into account for purposes of determining the available number of shares of Common Stock for which Awards may be granted.
4.5 Individual Limit on Awards
The maximum number of shares of Common Stock for which Awards may be granted to any Eligible Person in a calendar year shall not exceed 200,000 shares (on a post-Split basis),

taking into account all grants and awards under other stock option and equity compensation plans of the Company.
4.6 Capitalization Adjustments
All share numbers included herein shall be adjusted for any stock split, stock dividend, recapitalization or the like.
In the event of a change in the number of outstanding shares of Common Stock of the Company by reason of a stock dividend, stock split, recapitalization, reorganization and the like, the number of shares of Common Stock for which Awards may be granted under the Plan as stated above in Sections 4.3, 4.4 and 4.5, the aggregate number of shares of Common Stock in respect of each outstanding Award, and the exercise price of each outstanding Option and SAR shall automatically be adjusted pro-rata and accordingly under the circumstances, with the Committee to use its discretion and judgment where necessary to interpret the Company action and determine the appropriate adjustments to be made in this regard, with the Committee’s decisions to be final and binding.
Article 5
Stock Options, SARs and Restricted Stock
5.1 Grant
The Committee may grant an Option or SAR or shares of Restricted Stock to any Eligible Person. Subject to the terms of this Plan, the Committee shall determine the restrictions, limitations and other terms and conditions of each Option, SAR Award and Restricted Stock Award.
The Committee shall designate each Option as either an ISO or NSO, and shall designate each SAR Award as either a Stand-Alone SAR or a Tandem SAR. A Tandem SAR may not be granted later than when its related Option is granted.
5.2 Exercise Price
The Committee shall determine the exercise price of each Option and the base price of each SAR. The exercise or base price per share may not be less than the Fair Market Value on the Grant Date of the Option or SAR.
5.3 Vesting and Term
The Committee shall determine the time or times at which each Option, Stand-Alone SAR and Restricted Grant Award becomes vested. Vesting may be based on continuous service or on the satisfaction of specified performance goals or other conditions. A Tandem SAR shall vest if and to the extent that its related Option vests, and shall expire or be cancelled when its related Option expires or is cancelled. No Option or SAR may have an Expiration Date more than 10 years from its Grant Date.
Vesting of Awards granted hereunder will be suspended during any paid or unpaid leave of absence by an Employee. For purposes of ISOs, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any ISO held by the

Employee will cease to be treated as an ISO and will be treated for tax purposes as a NSO. Upon reemployment following a leave of absence, vesting will recommence as of the date of reemployment, and the term of all Awards will be extended by the number of days under the leave of absence, unless such extension would cause the Award to be outstanding for longer than 10 years. After 270 consecutive days under a leave of absence, an Employee will be treated as terminated for purposes of applying the provisions of Section 5.4(c) below with respect to any vested Options and SARs, with the 271st day considered to be the Termination Date.
Notwithstanding anything to the contrary in the underlying Award Agreement, each outstanding Option and SAR and shares of Restricted Stock held by a Participant shall become fully vested as of his or her Termination Date if the Participant’s relationship with the Company terminates by reason of his or her death.
The Company or its designee shall hold, as escrow agent, all shares of Restricted Stock until all restrictions on such shares have lapsed. Notwithstanding the foregoing, the person to whom such shares have been awarded may exercise full voting rights with respect to such shares and will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock unless otherwise provided in the Award Agreement.
5.4 Termination of Employment
In the case of an Option or SAR or shares of Restricted Stock held by an Employee whose employment terminates:
(a) if and to the extent that an Option or SAR is unvested as of the Employee’s Termination Date, the Option or SAR shall lapse on the Termination Date;
(b) if and to the extent any shares of Restricted Stock are unvested as of the Employee’s Termination Date, the Company shall have the right to repurchase such shares on such terms as shall be specified in the underlying Award Agreement; and
(c) if and to the extent that an Option or SAR is vested as of the Employee’s Termination Date, the Option or SAR shall expire (i) on the earlier of (A) 90 days after the Employee’s Termination Date or (B) the expiration date of the Option or SAR, or (ii) if the Employee’s employment terminated by reason of his or her death, on the earlier of (A) the first anniversary of the Employee’s death or (B) the expiration date of the Option or SAR.
Neither the Company nor the Committee shall be under any duty to provide notification to the Participant of the specific terms of this Section 5.4 upon the termination of an Employee or at any other time.
5.5 Transferability
Except as provided in the underlying Award Agreement or as permitted by the Committee, no Option, SAR or shares of Restricted Stock may be transferred, assigned or pledged, whether by operation of law or otherwise, except as provided by will or the applicable laws of intestacy. No Option, SAR or shares of Restricted Stock shall be subject to execution, attachment or similar process. An Option or SAR may be exercised only by the Participant, except in the case of his or her death, when the Option or SAR may be exercised by the person or persons to whom it passes by will or the applicable laws of intestacy.

5.6 Additional ISO Rules
To the extent that the aggregate fair market value (determined in respect of each ISO on the basis of the Fair Market Value of a share of Common Stock on the ISO’s Grant Date) of the underlying shares of all ISOs that become exercisable by an Employee for the first time in any calendar year exceeds $100,000, the Options shall be treated as NSOs. This limitation shall be applied by taking ISOs into account in the order in which they were granted.
The Award Agreement underlying an Option that the Committee designates as an ISO shall contain any additional terms, beyond those of this Plan, that the Committee considers necessary or desirable to include to assure that the Option complies with the requirements of § 422 of the IRC.
5.7 Manner of Exercise
A vested Option or SAR may be exercised in full or in part (but only in respect of a whole number of shares) by (i) written notice to the Committee (or to its designee) stating the number of shares in respect of which the Option or SAR is being exercised and, in the case of an Option, (ii) full payment of the exercise price of those shares.
5.8 Payment of Exercise Price
Payment of the exercise price of an Option shall be made by check or, if permitted by the Committee in the underlying Award Agreement, by: (i) delivery of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price; (ii) directing the Company to withhold, from the shares otherwise issuable upon exercise of the Option, shares having a Fair Market Value on the date of exercise equal to the exercise price; (iii) by an open-market broker-assisted sale pursuant to which the Company is promptly delivered the portion of the sales proceeds necessary to pay the exercise price; or (iv) any combination of these methods of payment.
5.9 Tandem SARs
A Tandem SAR shall entitle the Participant to elect to exercise either the SAR or the related Option as to all or any portion of the shares subject to the SAR and Option. The exercise of a Tandem SAR shall cause the immediate and automatic cancellation of its related Option with respect to the same number of shares, and the exercise, expiration or cancellation of the related Option (other than by reason of the exercise of the Tandem SAR) shall cause the automatic and immediate cancellation of the Tandem SAR with respect to the same number of shares.
5.10 Settlement of SARs
Settlement of a SAR may be made, in the Committee’s discretion at the time the Award is granted, in shares of Common Stock or in cash, or in a combination of the two, subject to applicable tax withholding requirements. The settlement of a SAR shall be made on the basis of the Fair Market Value of a share of Common Stock on the date that the SAR is exercised.
5.11 No Repricing
The Committee may not amend, substitute or cancel an Option or SAR in a manner that has the effect of reducing the exercise price of the Option or the base price of the SAR unless the repricing is approved by the Company’s stockholders.

5.12 Formula Option Grants to Non-Employee Directors
[Section 5.12 is intentionally omitted as June 4, 2008.]
Article 6
Change of Control
Upon a Change of Control, as defined below, all outstanding Awards shall become fully vested and exercisable and all restrictions on shares underlying any Restricted Stock Awards shall lapse (subject to the consummation of such Change of Control). The Company shall notify each Participant in writing or electronically not less than fifteen days prior to a Change of Control, which notice shall advise the Participants as to the vesting of and lapse of restrictions on their Awards in connection with such contemplated Change of Control. Such notice shall also include either (a) a statement that all Awards will be assumed or substituted with equivalent options or rights in the Change of Control transaction, or (b) if no such assumption or substitution will take place, the specific steps that Participants will need to take if they intend to exercise Options and/or SARs immediately prior to and contingent upon the consummation of the Change of Control. If any Options or SARs are not assumed in a Change of Control or exercised pursuant to the required notice being provided to Participants, such Options and SARs shall terminate immediately upon the consummation of the Change of Control.
A “Change of Control” means an event or the last of a series of related events by which:
(a) any Person directly or indirectly acquires or otherwise becomes entitled to vote stock having 51% or more of the voting power in elections for Directors; or
(b) the Company merges or consolidates with another corporation, and holders of outstanding shares of the Company’s Common Stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 50% of the voting power in elections for directors; or
(c) the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 50% of the voting power in elections for directors.
As used in this Article 6, a “Person” means any “person” as that term is used in sections 13(d) and 14(d) of the Exchange Act, together with all of that person’s “affiliates” and “associates” as those terms are defined in Rule 12b-2 under the Exchange Act.
Article 7
Miscellaneous Provisions
7.1 Award Agreement
Each Award under the Plan shall be evidenced by an Award Agreement, which shall be subject to and incorporate the terms of the Plan. Such Award Agreement must be signed and returned to the Company Secretary (or other such designated person) by the recipient within 30 days of receipt for such recipient to become a Participant.

7.2 Tax Withholding
The Company shall withhold or collect from the Participant an amount sufficient to satisfy its withholding tax obligations, if any, in connection with any Award under the Plan, and the Company may defer making any payment or delivery of shares pursuant to an Award unless and until the Participant pays such withholding tax or indemnifies the Company to the Committee’s satisfaction. The amount of the withholding requirement shall be calculated to include any amount which the Committee believes should be withheld to satisfy federal, state, local and any other taxing jurisdictions at the time the election is made.
7.3 Amendment and Termination
The Board may amend, suspend or terminate the Plan at any time. The Company’s stockholders shall be required to approve any amendment that would materially increase the number of shares of Common Stock for which Awards may be granted or that would increase the number of shares of Common Stock for which ISOs may be granted (other than an amendment authorized under Section 4.6). If the Plan is terminated, the Plan shall remain in effect for Awards outstanding as of its termination. No amendment, suspension or termination of the Plan shall adversely affect the rights of the holder of any outstanding Award without his or her consent.
7.4 Foreign Jurisdictions
The Committee may adopt, amend and terminate a supplement to the Plan to permit Employees in another country to receive Awards under the supplement (on terms not inconsistent with the terms of Awards under the Plan) in compliance with that country’s securities, tax and other laws.
7.5 No Right To Employment
Nothing in this Plan or in any Award Agreement shall confer on any person the right to continue in the employ of the Company or any Subsidiary or limit the right of the Company or Subsidiary to terminate his or her employment.
7.6 Notices
Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Committee at the Company’s principal office or to any other person at his or her address as it appears on the Company’s payroll or other records.
7.7 Severability
If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.
7.8 Governing Law
This Plan and all Award Agreements shall be governed in accordance with the laws of the State of California.